UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2008
HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2008, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Harris Corporation (the “Company”) authorized and approved amendments to certain of the Company’s compensation and benefits arrangements and to individual agreements with certain of the Company’s “named executive officers” (as such term is defined in Instruction 4 to Item 5.02 of Form 8-K) and other employees, primarily to reflect changes necessary to comply with Section 409A of the Internal Revenue Code (“Section 409A”). Section 409A is the tax law enacted in 2004 governing “nonqualified” deferred compensation arrangements that imposes additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. In addition, on October 24, 2008, the Board authorized and approved amendments to certain of the Company’s compensation and benefit arrangements covering non-employee directors, the named executive officers and other employees, primarily to reflect changes necessary to comply with Section 409A. The amendments authorized and approved by the Compensation Committee on October 23, 2008 and by the Board on October 24, 2008 generally affect the timing, but not the amount, of compensation that could be received, the timing of any deferral distribution elections, the definition of certain payment triggers and other technical changes.
     Such amendments included amendments to the following compensation and benefits arrangements and individual agreements:
•	Harris Corporation 2005 Equity Incentive Plan;
–	In addition to the changes generally described above to comply with Section 409A, the Harris Corporation 2005 Equity Incentive Plan was also amended to eliminate the ability to defer the receipt of gains related to stock options or stock appreciation rights that are not fully deductible under Section 162(m) of the Internal Revenue Code.
•	Harris Corporation 2000 Stock Incentive Plan;
–	In addition to the changes generally described above to comply with Section 409A, the Harris Corporation 2000 Stock Incentive Plan was also amended to eliminate the ability to defer the receipt of gains related to stock options or stock appreciation rights that are not fully deductible under Section 162(m) of the Internal Revenue Code.
•	Harris Corporation 2005 Annual Incentive Plan;
•	Harris Corporation Supplemental Executive Retirement Plan, as amended;
•	Harris Corporation 2005 Directors’ Deferred Compensation Plan (as Amended and Restated Effective January 1, 2006);
–	In addition to the changes generally described above to comply with Section 409A, the Harris Corporation 2005 Directors’ Deferred Compensation Plan was also amended to provide that not later than the date on which a change in control (as defined) occurs, the Company shall contribute to an irrevocable rabbi trust in cash or other liquid assets, an amount equal to the total value of all Directors’ accounts in the plan plus the amount of trust administrative and trustee fees reasonably expected to be incurred. This required funding of a rabbi trust recognizes that in certain situations payments under the plan will be deferred following a change in control, rather than being paid promptly following the change in control.
•	Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan (as Amended and Restated Effective January 1, 2006);
–	In addition to the changes generally described above to comply with Section 409A, the Harris Corporation 1997 Directors’ Deferred Compensation and Annual Stock Unit Award Plan was also amended to provide that not later than the date on which a change in control (as defined) occurs, the Company shall contribute to an irrevocable rabbi trust in cash or other liquid assets, an amount equal to the total value of all Directors’ accounts in the plan plus the amount of trust administrative and trustee fees reasonably expected to be incurred. This required funding of a rabbi trust recognizes that in certain situations payments under the plan will be deferred following a change in control, rather than being paid promptly following the change in control.
•	Master Rabbi Trust Agreement, as amended;

•	Letter Agreement, dated as of January 23, 2007, by and between Harris Corporation and Timothy E. Thorsteinson, as supplemented by the Addendum, dated as of December 5, 2007, and the Second Addendum, dated as of July 30, 2008, subject to the consent of Mr. Thorsteinson;

•	Offer Letter, dated July 5, 2005, by and between Harris Corporation and Jeffrey S. Shuman, subject to the consent of Mr. Shuman;

•	Form of Restricted Stock Unit Award Agreement Terms and Conditions for grants under the Harris Corporation 2005 Equity Incentive Plan; and

•	Form of Executive Severance Agreement (“Change In Control Severance Agreement”) and, subject to the consent of the other parties thereto, the Change In Control Severance Agreements previously entered into with our named executive officers and other officers (other than Howard L. Lance, our Chairman, President and Chief Executive Officer).
–	In addition to the changes generally described above to comply with Section 409A, the form of Change In Control Severance Agreement and the Change In Control Severance Agreements previously entered into with the named executive officers and other officers were also amended to provide that not later than the date on which a change in control (as defined) occurs, the Company shall contribute to an irrevocable rabbi trust in cash or other liquid assets, an amount equal to the total payments expected to be paid under the Change In Control Severance Agreements plus the amount of trust administrative and trustee fees reasonably expected to be incurred. This required funding of a rabbi trust recognizes that in certain situations payments under the Change In Control Severance Agreements will be deferred for up to six months following the triggering of the payment, rather than being paid promptly following such triggering event.
     The foregoing description of the amendments to the Company’s compensation and benefits arrangements and to certain individual agreements is not a complete description. The Company will provide the full text of such amendments as exhibits to its Quarterly Report on Form 10-Q for the quarter ending January 2, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Restated Certificate of Incorporation
     At the Company’s 2008 Annual Meeting of Shareholders held on October 24, 2008, the shareholders of the Company approved the following amendments to the Company’s Restated Certificate of Incorporation: (i) an amendment to increase the number of authorized shares of the Company’s common stock from 250,000,000 shares to 500,000,000 shares; and (ii) an amendment to phase-in the declassification of the Board. The amendments became effective upon filing of the Company’s Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on October 28, 2008. A copy of the Certificate of Amendment is filed as Exhibit 3(i) to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.
Amendment and Restatement of By-Laws
     On October 24, 2008, the Board, acting upon the recommendation of the Corporate Governance Committee, amended and restated the Company’s By-Laws. The following is a summary of the changes effected by the amendments to the By-Laws:
     Article II, Section 4 of the By-Laws was amended: to add a provision specifying when notice of an annual or special meeting of shareholders is deemed given, if sent by electronic mail or posted on an electronic network; and to add a provision specifying that notice is deemed given to all shareholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities and Exchange Act of 1934 and Section 233 of the Delaware General Corporation Law.
     Article III, Section 3 of the By-Laws was amended to provide that each director shall hold office for the term set forth in Article ELEVENTH of the Company’s Restated Certificate of Incorporation, in order to be consistent with the amendment to the Company’s Restated Certificate of Incorporation to phase-in the declassification of the Board, as described above. The previous provision stated that each director shall hold office until the annual meeting for the year in which his or her term expires.
     Article IV of the By-Laws was amended to provide that each committee of the Board may consist of one or more directors of the Company. The previous provision stated that each committee of the Board may consist of two or more directors of the Company. Article IV of the By-Laws was also amended to add provisions specifying that the Board may designate alternate members of any committee of the Board, the Board may eliminate one or more committees and a Board committee may create, and delegate its powers and authority to, subcommittees consisting of one or more members of the committee.
     In addition, the advance notice provision of the By-Laws was amended in the following manner (unless otherwise noted below such changes are reflected in Article II, Section 8(b) of the By-Laws, as amended and restated):
•	adding a provision specifying that advance notice of a matter sought to be brought by a shareholder before an annual meeting of shareholders must be brought by a shareholder who is a shareholder of record on the date the notice is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting on such matter, and who complies with the procedures of the advance notice by-law provision;

•	adding a provision specifying that written notice of any nomination of directors or other proposal by a shareholder (“Shareholder Notice”) must be timely and any proposal, other than a nomination, must constitute a proper matter for shareholder action;

•	adding a provision specifying that a Shareholder Notice must contain the following information:
–	whether the shareholder is providing the notice at the request of a beneficial holder of shares;

–	whether the shareholder, any beneficial holder on whose behalf the Shareholder Notice is being delivered or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the shareholder or such beneficial holder in the Company or the matter the Shareholder Notice relates to, and the details thereof;

–	the name and address of the shareholder, any beneficial holder on whose behalf the Shareholder Notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained (“Interested Persons”);

–	a description of all equity securities and debt instruments of the Company or any of its subsidiaries beneficially owned by all Interested Persons;

–	whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into by or for the benefit of any Interested Person with respect to the Company or its subsidiaries, the effect or intent of which is to increase or decrease the economic risk or voting power of such Interested Person; and

–	a representation that the shareholder is a holder of record of stock of the Company that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the Shareholder Notice.
•	adding a provision specifying that a Shareholder Notice must be updated not later than ten days after the record date to provide any material changes in the information required to be in the Shareholder Notice as of the record date;

•	adding a provision specifying that any Shareholder Notice relating to the nomination of directors must also contain (i) the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, (ii) each nominee’s signed consent to serve as a director of the Company if elected and (iii) information as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K;

•	adding a provision specifying that any proposed nominee may be required to furnish such other information as the Company may reasonably require to determine whether the nominee would be considered “independent” as a director or as a member of the audit committee of the Board under the various rules and standards applicable to the Company; and

•	adding a provision specifying that a nomination of directors or any other proposal shall be disregarded if the shareholder or a qualified representative of the shareholder does not appear at the annual or special meeting of shareholders to present the nomination, or make the proposal, notwithstanding that proxies in respect of such vote may have been received by the Company (such changes are reflected in Article II, Section 8(f) of the By-Laws, as amended and restated).
     The foregoing summary of amendments to the By-Laws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of Harris’ By-Laws, as amended and restated effective October 24, 2008, filed as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed herewith:
3(i)	Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation, dated October 28, 2008.

3(ii)	By-Laws of Harris Corporation, as amended and restated effective October 24, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: October 29, 2008		Title:	Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

3	(i)	Certificate of Amendment to the Restated Certificate of Incorporation of Harris Corporation, dated October 28, 2008.

3	(ii)	By-Laws of Harris Corporation, as amended and restated effective October 24, 2008.